Exhibit 10.26

FORM OF OPTION AWARD AGREEMENT – ADVISOR

CORE SCIENTIFIC, INC.

NONQUALIFIED OPTION AWARD AGREEMENT

THIS NONQUALIFIED OPTION AWARD AGREEMENT (this “Award Agreement”), is made effective as of (the “Grant Date”), by and between Core Scientific, Inc., a Delaware corporation (the “Company”), and (the “Grantee”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Core Scientific (f/k/a MineCo Holdings, Inc.) 2018 Omnibus Incentive Plan (the “Plan”).

R E C I T A L S

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the nonqualified stock options provided for herein to the Grantee pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Grantee the right and option to purchase, on the terms and conditions set forth in the Plan and this Award Agreement, shares of Common Stock (the “Options”), subject to adjustment as set forth in the Plan. At any time, the portion of the Option that has become vested and exercisable is hereinafter referred to as the “Vested Portion,” and any portion of the Option that is not a Vested Portion is hereinafter referred to as the “Unvested Portion.”

2. Option Price. The purchase price of a share of Common Stock subject to the Options shall be $____ per share of Common Stock (the “Option Price”), subject to adjustment as set forth in the Plan.

3. Vesting and Forfeiture.

a. Subject to Section 3(b) hereof, twenty five percent (25%) of the Options shall vest on the first anniversary of the Vesting Commencement Date and seventy five percent (75%) of the Options shall vest in equal monthly installments at the end of each full calendar month thereafter until the fourth (4th) anniversary of the Vesting Commencement Date, subject to the Grantee’s continued Service with the Company on each applicable vesting date. “Vesting Commencement Date” shall mean ____.

b. In the event the Grantee’s Service is terminated for any reason or no reason prior to a vesting date, any unvested Options as of the date of such termination shall be forfeited; provided that if the Grantee’s Service is terminated without Cause prior to the first (1st) anniversary of the Vesting Commencement Date, 25% of the Options shall vest on the date of such termination and if the Grantee’s Service is terminated without Cause following the first (1st) anniversary of the Vesting Commencement Date, the Options scheduled to vest on the next monthly vesting date shall vest on the date of such termination. If the Grantee’s service is terminated for Cause or the Grantee breaches any restrictive covenants in favor of the Company to which the Grantee is a party, all vested and unvested Options and any Shares received in connection with the exercise of Options shall be forfeited. For purposes of this Award Agreement, “Service” shall mean, the Grantee’s service as an employee, director, advisor, consultant or independent contractor with the Company or a Subsidiary.

c. Any unexercised portion of the Option shall expire upon the tenth anniversary of the Grant Date.

4. Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Grantee may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a. the tenth anniversary of the Grant Date;

b. the date that is 12 months following termination of the Grantee’s Service due to death or Disability; and

c. the date that is 30 days following termination of the Grantee’s Service for any other reason.

5. Exercise Procedures.

a. Notice of Exercise. Subject to Section 4 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the share of Common Stock to be acquired upon exercise. In the event the Options are being exercised by the Grantee’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Options. The aggregate Option Price for the shares of Common Stock to be exercised shall be paid (i) in cash or its equivalent (e.g., by cashier’s check) or (ii) at the Committee’s discretion, by net withholding of shares of Common Stock subject to the Options with a Fair Market Value equal to the aggregate Option Price for the Shares to be acquired upon exercise, or (iii) in any other manner permitted by the Committee in accordance with the provisions of the Plan.

b. Rights of Grantee; Method of Exercise. Neither the Grantee nor the Grantee’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to shares of Common Stock subject to the Options until (i) the Grantee has given a Notice of Exercise of the Options and paid in full for such shares of Common Stock, (ii) such shares of Common Stock have been issued, (iii) the Grantee has executed a joinder to the Company’s shareholder agreement or other similar agreement in a form to be provided by the Company under which the shares of Common Stock will be subject to transfer restrictions, voting agreements and other obligations to be provided therein, and (iv) if applicable, the Grantee has satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Grantee’s death, the Vested Portion shall be exercisable by the executor or administrator of the Grantee’s estate or the person or persons to whom the Grantee’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Grantee shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

6. No Right to Continued Service. The granting of the Options shall impose no obligation on the Company or any Affiliate to continue the Service of the Grantee and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Grantee.

7. Withholding. Grantee shall be solely responsible for the payment and withholding of all income, employment and other taxes attributable to Grantee under this Award Agreement, and Grantee shall timely remit all taxes to the Internal Revenue Service and any other required governmental agencies. The Grantee further acknowledges and agrees that, during and after the Grantee’s termination of Service, Grantee will indemnify, defend and hold the Company harmless from all taxes, interest, penalties, fees, damages, liabilities, obligations, losses and expenses arising from a failure or alleged failure to make the required reports and payments for income taxes.

8. Transferability. Unless otherwise determined by the Committee, the Grantee shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 6.4(e) of the Plan.

9. Adjustment of Option. Adjustments to the Options (or any shares of Common Stock underlying the Option) shall be made in accordance with the terms of the Plan.

10. Option Subject to Plan. By entering into this Award Agreement the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

11. Legends. Grantee acknowledges that, unless a registration statement shall then be in effect covering the resale of shares of Common Stock, any certificate representing the shares of Common Stock shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO.”

Unless a Public Offering shall have been consummated, any certificate representing the Settlement Shares shall bear the following additional legend:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Core Scientific, Inc. (the “Company”) 2018 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated ____. Copies of such Plan and Agreement are on file at the principal office of the Company.”

12. Restriction on Sale upon Public Offering. Grantee agrees that, in the event the Company files a registration statement or other offering statement in connection with a Public Offering, Grantee will not, without the prior written consent of the Company, effect any public sale or distribution of any of the shares of Common Stock (other than as part of such Public Offering), including but not limited to pursuant to Rule 144 or Rule 144A under the Securities Act, for the duration (not to exceed 20 days prior to and the 180 days after the effective date of such registration statement or offering statement) specified by and to the extent requested by the Company and an underwriter or sales agent of the Common Stock or other securities of the Company at any time during such period except Common Stock (or other securities) included in such registration or qualified offering; provided, however, that (i) all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements; and (ii) the restrictions applicable to Grantee are no more restrictive than those applicable to any other shareholder, director or officer of the Company. Grantee further understands and acknowledges that any sale, transfer or other disposition of the Settlement Shares by Grantee following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

13. Registration. As soon as practicable following a Public Offering, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all of the Shares evidenced hereby, to the extent such Shares are eligible for registration on Form S-8 (or other applicable form for registration relating to the sale of securities to employees or other service providers in a Company equity incentive plan).

14. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Award Agreement and accepting the Award, Grantee acknowledges that: (i) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (ii) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (iii) all determinations with respect to any such future grants, including but not limited to the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (iv) Grantee’s participation in the Plan is voluntary; (v) the Award is not part of normal or expected compensation for any purpose; (vi) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty; (vii) neither the Plan, the Award nor the issuance of the Shares confers upon Grantee any right to continue to provide services to the Company or an Affiliate; and (viii) the grant of the Award will not be interpreted to form an employment relationship with the Company or any Affiliate.

15. Compliance with Section 409A. The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Option.

16. Entire Agreement. The Award Agreement (including the Plan and the Company’s shareholders agreement) constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

17. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

18. Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

19. Choice of Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AWARD AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

20. Mutual Waiver of Jury Trial. TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AWARD AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

21. Amendment. The Committee may amend or alter this Award Agreement and the Options granted hereunder at any time; provided that, no such amendment or alteration shall be made without the consent of the Grantee if such action would materially diminish any of the rights of the Grantee under this Award Agreement or with respect to the Options. The Board may amend the Company’s shareholder agreement without the consent of the Grantee, whether before or after the Grantee becomes a party thereto.

22. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one business day after deposit with Federal Express or similar overnight courier service, or (c) three business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Human Resources Officer, and to the Grantee at the address that he or she most recently provided to the Company, provided that either party may specify a different address by written notice provided in accordance with this Section 22.

23. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.